Collective Brands Reports 2008 Fourth Quarter, Full Year Financial Results

2008 Adjusted EBITDA(1) $297 Million, Up 17%; Fourth Quarter SG&A Lower Due To Further Cost Reductions; Non-Cash Tradename, Goodwill Impairment Charges of $130 Million

TOPEKA, KS -- (Marketwire - March 10, 2009) - Collective Brands, Inc. (NYSE: PSS) today reported financial results for the fourth quarter and fiscal year 2008 ended January 31, 2009. The Company generated $8.4 million of adjusted EBITDA in the quarter and $296.6 million for full-year 2008. At year-end, the Company had $249.3 million in cash and cash equivalents and $209.0 million of borrowing capacity available under its revolving credit facility for total liquidity of $458.3 million.

Collective Brands reported fourth quarter 2008 net sales of $735.2 million and a loss per diluted share of $2.28. Full year 2008 net sales were $3.44 billion. Comparable store sales(2) for the quarter and year were down 6.6% and 3.6%, respectively. The Company recorded non-cash tradename and goodwill impairment charges related to Stride Rite of $130.2 million in the quarter as a result of weakening economic conditions. The Company incurred additional charges, net of insurance recoveries related to litigation, of $2.5 million. The adjusted net loss(1), which excludes the impact of the charges, was $34.9 million, or $0.55 per diluted share, for the quarter.

"We strengthened the Company in 2008 as we maintained market share in a highly promotional domestic retail environment and delivered strong cash flows. We accomplished this by providing record customer satisfaction at Payless and growing Saucony and Sperry Top-Sider," said Matthew E. Rubel, Chairman, Chief Executive Officer and President of Collective Brands, Inc. "Internationally, we achieved strong growth in Payless Latin America and Stride Rite Europe."

Rubel continued, "We have continued to manage costs aggressively in the current economic climate. At the same time, we are managing inventories effectively to make sure fresh, on-trend product is flowing to our stores."

Consolidated Results - Selected Unaudited Financial Data (dollars in millions, except per share data)

                          Fourth Quarter             Fiscal Year
                          ---------------         -----------------
                            2008    2007   Change   2008      2007   Change
                          -------  ------  -----  --------  -------- -----
Net sales                  $735.2  $776.8   -5.4% $3,442.0  $3,035.4  13.4%
Adjusted operating profit
 (loss)(1)                ($ 25.8) ($11.0)    NM   $ 158.7  $  140.0  13.4%
Adjusted EBITDA(1)         $  8.4  $ 24.2  -65.3%  $ 296.6  $  254.4  16.6%
Net earnings (loss)       ($144.0) ($46.6)    NM  ($  68.7) $   42.7    NM

Earnings (loss) per share ($ 2.28) ($0.73)    NM  ($  1.09) $   0.65    NM
Adjusted earnings (loss)
 per share(1)             ($ 0.55) ($0.36)    NM   $  1.12  $   1.10   1.8%

Capital expenditures                               $ 129.2  $  167.4 -22.8%

NM = not meaningful

--  Net sales of $735.2 million for the quarter were 5.4% lower than last year primarily due to a comparable store sales decrease of 6.6% driven by lower Payless store traffic partially offset by higher average unit retail prices.  Fourth quarter net sales for Payless and Stride Rite were $573.1 million and $162.1 million, respectively.  Collective Brands net sales for
    2008 were $3.44 billion, an increase of $0.41 billion, or 13.4%, compared to 2007, due to a full year of Stride Rite sales in 2008.  Net sales for
    2008 at Payless and Stride Rite were $2.63 billion and $806.6 million, respectively.

--  Adjusted EBITDA of $296.6 million for the year was $42.2 million, or
    16.6%, higher than last year.  Fourth quarter adjusted EBITDA was $8.4 million, a decline from last year due to lower sales and gross margin.  The fourth quarter gross margin rate was favorably impacted by higher average unit retail prices and by increased direct sourcing of product through the
    Company's vertically-integrated sourcing organization and unfavorably impacted by higher merchandise costs and negative sales leverage on Payless occupancy costs.  SG&A was lower due to cost reduction actions that produced lower compensation expense and integration savings.

--  Net debt(1) at the end of 2008 was $663.9 million, down $25.9 million versus the prior year.

--  Inventory was $492.0 million at the end of 2008, up 4.7% compared to last year as a result of higher product costs.  Payless average in-store inventory was up at the end of 2008 while footwear units were lower.  Aged inventory as a percentage of total inventory was lower than the prior year reflecting a cleaner inventory position.

--  Capital expenditures were $129.2 million in 2008 compared to $167.4 million in 2007.  The lower expenditures in 2008 reflect reduced spending on certain multi-year capital projects such as the distribution centers and new point-of-sale registers as well as lower spending on domestic stores.
    During the fourth quarter of 2008, Collective Brands added 16 new stores
    (11 Payless stores in Latin America and 5 Stride Rite stores), closed 29 stores (26 Payless and 3 Stride Rite), and relocated 5 Payless stores.

                       4th Quarter 4th Quarter 3rd Quarter
Retail Store Counts       2008        2007        2008
                       ----------- ----------- -----------
Payless                      4,522       4,552       4,537
Stride Rite                    355         340         353
Total Stores                 4,877       4,892       4,890

Outlook for Collective Brands

--  Capital expenditures in 2009 are expected to total approximately $85 million.

--  The 2009 effective tax rate is expected to be approximately 20%, excluding adjustments and discrete events associated with the resolution of outstanding tax audits.

--  Depreciation and amortization in 2009 is expected to total approximately $145 million, due to greater investments in supply chain and stores in recent years as well as the 2007 acquisition of Stride Rite.

--  Collective Brands retail store count is expected to decline by approximately 60, net of store openings.  Payless International and Stride
    Rite anticipate adding about 35 and 5 stores, respectively, net of closings.  Payless domestic is expected to close about 100 stores, net of openings.

Notes to Financial Data

(1) This release contains certain non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands business and provide useful information to both management and investors by excluding certain items that are not indicative of Collective Brands core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows. The measures used in this release are as follows:

Adjusted EBITDA -- Defined as depreciation and amortization plus earnings before interest and taxes excluding adjustments related to asset impairments, litigation, and other charges such as cancellation of performance share units.

Adjusted loss per share -- Defined as loss per share excluding adjustments related to asset impairments, litigation, and other charges such as cancellation of performance share units.

Adjusted operating profit (loss) -- Defined as operating profit (loss) from continuing operations excluding adjustments related to asset impairments, litigation, and other charges such as cancellation of performance share units.

Net debt -- Defined as total debt minus cash and cash equivalents. Net Debt also provides useful information about the capacity of the Company to reduce its debt load and improve its capital structure.

(2) Comparable store sales include Payless stores from all regions. Stride Rite stores are excluded.

About Collective Brands and Forward-Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company of Payless ShoeSource, Stride Rite, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. Stride Rite markets the leading brand of high-quality children's shoes in the United States. Stride Rite also markets products for children and adults under well-known brand names, including Sperry Top-Sider, Saucony, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "expect," "anticipate," and "believe" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, trends, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to, outcomes of or future litigation including intellectual property and employment litigation; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; changes in consumer preferences, spending patterns and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, e.g. changes in the value of the dollar relative to the Chinese Yuan; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended February 2, 2008 in Part I, Item 1A, "Risk Factors" and, when filed, our Form 10-K for the year ended January 31, 2009. Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of (loss) earnings, balance sheets and statements of cash flows have been prepared in accordance with the company's accounting policies as described in the Company's 2007 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2007 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

                          COLLECTIVE BRANDS, INC.
                CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS
                                (UNAUDITED)

(Dollars and shares in
 millions, except per share
 data)                             13 Weeks Ended        52 Weeks Ended
                                --------------------  --------------------
                                 January   February    January   February
                                   31,         2,        31,         2,
                                  2009       2008       2009       2008
                                ---------  ---------  ---------  ---------
Net sales                       $   735.2  $   776.8  $ 3,442.0  $ 3,035.4

Cost of sales:

     Cost of sales                  524.4      562.6    2,344.6    2,044.5
     Impairment of tradenames        88.2          -       88.2          -

                                ---------  ---------  ---------  ---------
Total cost of sales                 612.6      562.6    2,432.8    2,044.5

                                ---------  ---------  ---------  ---------
Gross margin                        122.6      214.2    1,009.2      990.9

Selling, general and
 administrative expenses            239.1      248.9    1,007.2      899.4

Impairment of goodwill               42.0          -       42.0          -

Restructuring charges                   -          -        0.2        0.2

                                ---------  ---------  ---------  ---------
Operating (loss) profit from
 continuing operations             (158.5)     (34.7)     (40.2)      91.3

Interest expense                     17.5       19.0       75.2       46.7

Interest income                      (1.6)      (2.8)      (8.1)     (14.4)

                                ---------  ---------  ---------  ---------
(Loss) earnings from continuing
 operations before income
 taxes and minority interest       (174.4)     (50.9)    (107.3)      59.0

(Benefit) provision for income
 taxes                              (34.6)      (7.8)     (48.0)       8.6

                                ---------  ---------  ---------  ---------
(Loss) earnings from continuing
 operations before minority
 interest                          (139.8)     (43.1)     (59.3)      50.4

Minority interest, net of
 income taxes                        (3.9)      (3.5)      (8.7)      (7.7)

                                ---------  ---------  ---------  ---------
Net (loss) earnings from
 continuing operations             (143.7)     (46.6)     (68.0)      42.7

Loss from discontinued
 operations, net of
 income taxes and minority
 interest                           (0.3)         -       (0.7)         -

                                ---------  ---------  ---------  ---------
Net (loss) earnings             $  (144.0) $   (46.6) $   (68.7) $    42.7
                                =========  =========  =========  =========

Basic (loss) earnings per
 share:
  (Loss) earnings from
   continuing operations        $   (2.28) $   (0.73) $   (1.08) $    0.66
  Loss from discontinued
   operations                           -          -      (0.01)         -
                                ---------  ---------  ---------  ---------
Basic (loss) earnings per share $   (2.28) $   (0.73) $   (1.09) $    0.66
                                =========  =========  =========  =========

Diluted (loss) earnings per
 share:
  (Loss) earnings from
   continuing operations        $   (2.28) $   (0.73) $   (1.08) $    0.65
  Loss from discontinued
   operations                           -          -      (0.01)         -
                                ---------  ---------  ---------  ---------
Diluted (loss) earnings per
 share                          $   (2.28) $   (0.73) $   (1.09) $    0.65
                                =========  =========  =========  =========

Basic weighted average shares
 outstanding                         63.0       64.2       62.9       64.5

Diluted weighted average shares
 outstanding                         63.0       64.2       62.9       65.4

                          COLLECTIVE BRANDS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                              January 31,     February 2,
(dollars in millions)                            2009            2008
                                             -------------   -------------
ASSETS:

Current assets:
    Cash and cash equivalents                $       249.3   $       232.5
    Accounts receivable, net                          97.5            86.1
    Inventories                                      492.0           470.1
    Current deferred income taxes                     35.6            23.8
    Prepaid expenses                                  58.7            93.4
    Other current assets                              25.3            31.5
    Current assets of discontinued
     operations                                        1.3             0.8
                                             -------------   -------------
Total current assets                                 959.7           938.2

Property and Equipment:
    Land                                               8.6             9.3
    Property, buildings and equipment              1,458.6         1,440.1
    Accumulated depreciation and
     amortization                                   (945.8)         (898.4)
                                             -------------   -------------
    Property and equipment, net                      521.4           551.0

Intangible assets, net                               446.0           559.5
Goodwill                                             281.6           321.0
Deferred income taxes                                  1.7             1.5
Other assets                                          40.9            44.0
                                             -------------   -------------

TOTAL ASSETS                                 $     2,251.3   $     2,415.2
                                             =============   =============

LIABILITIES AND EQUITY:

    Current liabilities:
    Current maturities of long-term debt     $        24.8   $         7.4
    Accounts payable                                 173.8           200.9
    Accrued expenses                                 202.7           203.5
    Current liabilities of discontinued
     operations                                        1.9             1.3
                                             -------------   -------------
Total current liabilities                            403.2           413.1

Long-term debt                                       888.4           914.9
Deferred income taxes                                 49.2           112.9
Other liabilities                                    264.2           254.2
Minority interest                                     23.7            17.2
Noncurrent liabilities of discontinued
 operations                                            0.3               -

Total shareowners' equity                            622.3           702.9
                                             -------------   -------------

TOTAL LIABILITIES AND SHAREOWNERS' EQUITY    $     2,251.3   $     2,415.2
                                             =============   =============

                         COLLECTIVE BRANDS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                Year ended     Year ended
                                               ------------   ------------
                                               January 31,    February 2,
(dollars in millions)                              2009           2008
                                               ------------   ------------
OPERATING ACTIVITIES:
Net (loss) earnings                            $      (68.7)  $       42.7
  Loss from discontinued operations, net of
   income taxes and minority interest                   0.7              -
                                               ------------   ------------
Net (loss) earnings from continuing operations        (68.0)          42.7
  Adjustments for non-cash items included in
   net (loss) earnings:
        Loss on impairment and disposal of
         assets                                        25.6            7.2
        Impairment of goodwill and
         indefinite-lived tradenames                  130.2              -
        Depreciation and amortization                 140.9          117.3
        Provision for losses on accounts
         receivable                                     3.4            1.5
        Share-based compensation expense               20.7           14.6
        Deferred income taxes                         (75.2)         (25.1)
        Minority interest, net of income taxes          8.7            7.7
        Income tax benefit from share-based
         compensation                                     -            2.6
        Excess tax benefits from share-based
         compensation                                     -           (2.4)
        Other, net                                     (0.5)          (0.6)
Changes in working capital:
        Accounts Receivable                           (15.3)          12.7
        Inventories                                   (29.4)          80.6
        Prepaid expenses and other current
         assets                                        35.8          (23.5)
        Accounts payable                              (23.4)         (42.0)
        Accrued expenses                               13.0          (30.7)
Other assets and liabilities, net                       0.2           31.5
Contributions to pension plans                         (5.3)          (0.8)
Net cash used in discontinued operations               (0.3)          (0.5)
                                               ------------   ------------

Cash flow provided by operating activities            161.1          192.8
                                               ------------   ------------

INVESTING ACTIVITIES:
Capital expenditures                                 (129.2)        (167.4)
Restricted cash                                           -            2.0
Proceeds from the sale of property and
 equipment                                              1.1            2.9
Intangible asset additions                                -           (0.6)
Purchases of investments                                  -           (6.1)
Sales and maturities of investments                       -           96.7
Acquisition of businesses, net of cash
 acquired                                                 -         (877.7)
                                               ------------   ------------

Cash flow used in investing activities               (128.1)        (950.2)
                                               ------------   ------------

FINANCING ACTIVITIES:
Repayment of notes payable                                -           (2.0)
Issuance of debt                                          -          725.0
Proceeds from revolving loan facility                 215.0              -
Repayment of revolving loan facility                 (215.0)             -
Repayment of debt                                      (8.9)         (55.3)
Payment of deferred financing costs                    (0.1)         (12.7)
Issuances of common stock                               1.2            8.7
Purchases of common stock                              (1.9)         (48.4)
Excess tax benefits from share-based
 compensation                                             -            2.4
Contributions by minority owners                        4.6              -
Distribution to minority owners                        (6.1)          (2.4)
                                               ------------   ------------

Cash flow (used in) provided by financing
 activities                                           (11.2)         615.3
                                               ------------   ------------

Effect of exchange rate changes on cash                (5.0)           3.2

Increase (Decrease) in cash and cash
 equivalents                                           16.8         (138.9)

Cash and cash equivalents, beginning of year          232.5          371.4
                                               ------------   ------------
Cash and cash equivalents, end of period       $      249.3   $      232.5
                                               ============   ============

                          COLLECTIVE BRANDS, INC.
    RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENT OF (LOSS)
                                 EARNINGS
              FOR THE THIRTEEN WEEKS ENDED JANUARY 31, 2009
                                (UNAUDITED)

(Dollars and shares in millions,
 except per share data)
                                 As Reported
                                   (GAAP                         Non-GAAP
                                    Basis)    Adjustments         Basis
                                 -----------  -----------      -----------
Net sales                        $     735.2  $         -      $     735.2

Cost of sales:

 Cost of sales                         524.4          3.6 (a)        528.0
 Impairment of tradenames               88.2        (88.2)(b)            -

                                 -----------  -----------      -----------
Total cost of sales                    612.6        (84.6)           528.0

                                 -----------  -----------      -----------
Gross margin                           122.6         84.6            207.2

Selling, general and
 administrative expenses               239.1         (6.1)(c)        233.0

Impairment of goodwill                  42.0        (42.0)(d)            -

Restructuring charges                      -            -                -

                                 -----------  -----------      -----------
Operating (loss) profit from
 continuing operations                (158.5)       132.7            (25.8)

Interest expense                        17.5            -             17.5

Interest income                         (1.6)           -             (1.6)

                                 -----------  -----------      -----------
(Loss) earnings from continuing
 operations before income
 taxes and minority interest          (174.4)       132.7            (41.7)

(Benefit) provision for income
 taxes                                 (34.6)        23.6(e)         (11.0)

                                 -----------  -----------      -----------
(Loss) earnings from continuing
 operations before minority
 interest                             (139.8)       109.1            (30.7)

Minority interest, net of income
 taxes                                  (3.9)           -             (3.9)

                                 -----------  -----------      -----------
Net (loss) earnings from
 continuing operations                (143.7)       109.1            (34.6)

Loss from discontinued
 operations, net of
 income taxes and minority
 interest                               (0.3)           -             (0.3)

                                 -----------  -----------      -----------
Net (loss) earnings              $    (144.0) $     109.1      $     (34.9)
                                 ===========  ===========      ===========

Basic (loss) earnings per share:
     (Loss) earnings from
      continuing operations      $     (2.28) $      1.73      $     (0.55)
     Loss from discontinued
      operations                           -            -                -
                                 -----------  -----------      -----------
Basic (loss) earnings per share: $     (2.28) $      1.73      $     (0.55)
                                 ===========  ===========      ===========

Diluted (loss) earnings per
 share
     (Loss) earnings from
      continuing operations      $     (2.28) $      1.73      $     (0.55)
     Loss from discontinued
      operations                           -            -                -
                                 -----------  -----------      -----------
Diluted (loss) earnings per
 share                           $     (2.28) $      1.73      $     (0.55)
                                 ===========  ===========      ===========

Basic weighted average shares
 outstanding                            63.0         63.0             63.0

Diluted weighted average shares
 outstanding                            63.0         63.0             63.0

Notes to adjustments:

(a) Represents $16.8 million of net pre-tax litigation recoveries, partially offset by tangible asset impairments and other charges of
    $13.2 million

(b) Represents the tradename impairments.

(c) Represents $6.1 million of charges related to severance and the cancellation of performance share units.

(d) Represents the goodwill impairment.

(e) Represents the impact of the above adjustments on the GAAP income tax provision.

                         COLLECTIVE BRANDS, INC.
    RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENT OF (LOSS)
                                 EARNINGS
                    FOR THE YEAR ENDED JANUARY 31, 2009
                                (UNAUDITED)

(Dollars and shares in millions,
 except per share data)

                                    As Reported
                                       (GAAP                     Non-GAAP
                                       Basis)   Adjustments        Basis
                                     ---------  -----------      ---------

Net sales                            $ 3,442.0  $         -      $ 3,442.0

Cost of sales:

 Cost of sales                         2,344.6        (61.8)(a)    2,282.8
 Impairment of tradenames                 88.2        (88.2)(b)          -

                                     ---------  -----------      ---------
Total cost of sales                    2,432.8       (150.0)       2,282.8

                                     ---------  -----------      ---------
Gross margin                           1,009.2        150.0        1,159.2

Selling, general and administrative
 expenses                              1,007.2         (6.9)(c)    1,000.3

Impairment of goodwill                    42.0        (42.0)(d)          -

Restructuring charges                      0.2            -            0.2

                                     ---------  -----------      ---------
Operating (loss) profit from
 continuing operations                   (40.2)       198.9          158.7

Interest expense                          75.2            -           75.2

Interest income                           (8.1)           -           (8.1)

                                     ---------  -----------      ---------
(Loss) earnings from continuing
 operations before income
 taxes and minority interest            (107.3)       198.9           91.6

(Benefit) provision for income taxes     (48.0)        59.7 (e)       11.7

                                     ---------  -----------      ---------
(Loss) earnings from continuing
 operations before minority interest     (59.3)       139.2           79.9

Minority interest, net of income taxes    (8.7)           -           (8.7)

                                     ---------  -----------      ---------
Net (loss) earnings from continuing
 operations                              (68.0)       139.2           71.2

Loss from discontinued operations,
 net of income taxes and
 minority interest                        (0.7)           -           (0.7)

                                     ---------  -----------      ---------
Net (loss) earnings                  $   (68.7) $     139.2      $    70.5
                                     =========  ===========      =========

Basic (loss) earnings per share:
     (Loss) earnings from continuing
      operations                     $   (1.08) $      2.21      $    1.13
     Loss from discontinued
      operations                         (0.01)           -          (0.01)
                                     ---------  -----------      ---------
Basic (loss) earnings per share:     $   (1.09) $      2.21      $    1.12
                                     =========  ===========      =========

Diluted (loss) earnings per share
     (Loss) earnings from continuing
      operations                     $   (1.08) $      2.21      $    1.13
     Loss from discontinued
      operations                         (0.01)           -          (0.01)
                                     ---------  -----------      ---------
Diluted (loss) earnings per share    $   (1.09) $      2.21      $    1.12
                                     =========  ===========      =========

Basic weighted average shares
 outstanding                              62.9         62.9           62.9

Diluted weighted average shares
 outstanding                              62.9         62.9           62.9

Notes to adjustments:

(a) Represents $45.1 million of net pre-tax litigation charges, $13.2 million of tangible asset impairments and other charges and $3.5 million of the flow through of inventory recorded at fair value.

(b) Represents the tradename impairments.

(c) Represents $6.9 million of other charges related to severance and the cancellation of performance share units.

(d) Represents the goodwill impairment.

(e) Represents the impact of the above adjustments on the GAAP income tax provision.

                          COLLECTIVE BRANDS, INC.
  RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF
                              EARNINGS (LOSS)
              FOR THE THIRTEEN WEEKS ENDED FEBRUARY 2, 2008
                                (UNAUDITED)

(Dollars and shares in millions,
 except per share data)

                                    As Reported
                                       (GAAP                     Non-GAAP
                                       Basis)   Adjustments        Basis
                                     ---------  -----------      ---------

Net sales                            $   776.8  $         -      $   776.8

Cost of sales                            562.6        (23.7)(a)      538.9

                                     ---------  -----------      ---------
Gross margin                             214.2         23.7          237.9

Selling, general and administrative
 expenses                                248.9            -          248.9

Restructuring charges                        -            -              -

                                     ---------  -----------      ---------
Operating profit (loss) from
 continuing operations                   (34.7)        23.7          (11.0)

Interest expense                          19.0            -           19.0

Interest income                           (2.8)           -           (2.8)

                                     ---------  -----------      ---------
Earnings (loss) from continuing
 operations before income
 taxes and minority interest             (50.9)        23.7          (27.2)

(Benefit) provision for income taxes      (7.8)         0.2 (b)       (7.6)

                                     ---------  -----------      ---------
Earnings (loss) from continuing
 operations before minority interest     (43.1)        23.5          (19.6)

Minority interest, net of income
 taxes                                    (3.5)           -           (3.5)

                                     ---------  -----------      ---------
Net earnings (loss) from continuing
 operations                              (46.6)        23.5          (23.1)

Loss from discontinued operations,
 net of income taxes and
 minority interest                           -            -              -

                                     ---------  -----------      ---------
Net earnings (loss)                  $   (46.6) $      23.5      $   (23.1)
                                     =========  ===========      =========

Basic earnings (loss) per share:
     Earnings (loss) from continuing
      operations                     $   (0.73) $      0.37      $   (0.36)
     Loss from discontinued
      operations                             -            -              -
                                     ---------  -----------      ---------
Basic earnings (loss) per share:     $   (0.73) $      0.37      $   (0.36)
                                     =========  ===========      =========

Diluted earnings (loss) per share
     Earnings (loss) from continuing
      operations                     $   (0.73) $      0.37      $   (0.36)
     Loss from discontinued
      operations                             -            -              -
                                     ---------  -----------      ---------
Diluted earnings (loss) per share    $   (0.73) $      0.37      $   (0.36)
                                     =========  ===========      =========

Basic weighted average shares
 outstanding                              64.2         64.2           64.2

Diluted weighted average shares
 outstanding                              64.2         64.2           64.2

Notes to adjustments:

  (a) Represents the flow through of inventory recorded at fair value
      ($23.7 pre-tax).

  (b) Impact of purchase accounting expenses on the 2007 GAAP income tax provision, in excess of the impact of purchase accounting expenses on the GAAP income tax provision recorded through the third quarter of 2007.

                          COLLECTIVE BRANDS, INC.
  RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF
                                 EARNINGS
                    FOR THE YEAR ENDED FEBRUARY 2, 2008
                                (UNAUDITED)

(Dollars and shares in millions,
 except per share data)
                                    As Reported
                                       (GAAP                     Non-GAAP
                                       Basis)   Adjustments        Basis
                                     ---------  -----------      ---------

Net sales                            $ 3,035.4  $         -      $ 3,035.4

Cost of sales                          2,044.5        (48.7)(a)    1,995.8

                                     ---------  -----------      ---------
Gross margin                             990.9         48.7        1,039.6

Selling, general and administrative
 expenses                                899.4            -          899.4

Restructuring charges                      0.2            -            0.2

                                     ---------  -----------      ---------
Operating profit from continuing
 operations                               91.3         48.7          140.0

Interest expense                          46.7            -           46.7

Interest income                          (14.4)           -          (14.4)

                                     ---------  -----------      ---------
Earnings from continuing operations
 before income
 taxes and minority interest              59.0         48.7          107.7

Provision for income taxes                 8.6         19.4 (b)       28.0

                                     ---------  -----------      ---------
Earnings from continuing operations
 before minority interest                 50.4         29.3           79.7

Minority interest, net of income
 taxes                                    (7.7)           -           (7.7)

                                     ---------  -----------      ---------
Net earnings from continuing
 operations                               42.7         29.3           72.0

Loss from discontinued operations,
 net of income taxes and
 minority interest                           -            -              -

                                     ---------  -----------      ---------
Net earnings                         $    42.7  $      29.3      $    72.0
                                     =========  ===========      =========

Basic earnings per share:
     Earnings from continuing
      operations                     $    0.66  $      0.45      $    1.12
     Loss from discontinued
      operations                             -            -              -
                                     ---------  -----------      ---------
Basic earnings per share:            $    0.66  $      0.45      $    1.12
                                     =========  ===========      =========

Diluted earnings per share
     Earnings from continuing
      operations                     $    0.65  $      0.45      $    1.10
     Loss from discontinued
      operations                             -            -              -
                                     ---------  -----------      ---------
Diluted earnings per share           $    0.65  $      0.45      $    1.10
                                     =========  ===========      =========

Basic weighted average shares
 outstanding                              64.5         64.5           64.5

Diluted weighted average shares
 outstanding                              65.4         65.4           65.4

Notes to adjustments:

  (a) Represents the flow through of inventory recorded at fair value
      ($48.7 pre-tax).

  (b) Impact of purchase accounting expenses on the 2007 GAAP income tax provision.

                          COLLECTIVE BRANDS, INC.
   RECONCILIATION OF GAAP CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO
                         NON-GAAP ADJUSTED EBITDA
                                (UNAUDITED)

(Dollars in millions)
                                   13 WEEKS ENDED        52 WEEKS ENDED
                                --------------------  --------------------
                                 JANUARY   FEBRUARY    JANUARY   FEBRUARY
                                 31, 2009   2, 2008    31, 2009   2, 2008
                                ---------  ---------  ---------  ---------

Cash flow (used in) provided by
 operating activities           $   (36.7) $    11.6  $   161.1  $   192.8

Changes in working capital           30.7      (24.9)      19.3        2.9

Adjustments for non-cash items
 (excluding minority interest,
  depreciation and non debt
  related amortization)
  included in net earnings         (106.9)      13.9     (107.2)      (0.7)

Changes in other assets and
 liabilities, net, and
 contributions to
 pension plan                         7.0       (8.7)       5.1      (30.7)

Net cash used in discontinued
 operations                           0.3        0.2        0.3        0.5

(Benefit) Provision for income
 taxes                              (34.6)      (7.8)     (48.0)       8.6

Net interest expense                 15.9       16.2       67.1       32.3
                                ---------  ---------  ---------  ---------

EBITDA                             (124.3)       0.5       97.7      205.7

Impact of Litigation                (16.8)         -       45.1          -

Impairment of tradenames             88.2          -       88.2          -

Impairment of goodwill               42.0          -       42.0          -

Other Charges                        19.3          -       20.1          -

Flow through of inventory
 recorded at fair value                 -       23.7        3.5       48.7
                                ---------  ---------  ---------  ---------

Adjusted EBITDA                 $     8.4  $    24.2  $   296.6  $   254.4
                                =========  =========  =========  =========

                          COLLECTIVE BRANDS, INC.
               CALCULATION OF NON-GAAP CONSOLIDATED NET DEBT
                              (UNAUDITED)

(Dollars in millions)

                                             As of              As of
                                       January 31, 2009   February 2, 2008
                                       -----------------  -----------------

Total debt:                            $           913.2  $           922.3
Less: cash and cash equivalents                    249.3              232.5
                                       -----------------  -----------------
Net debt                               $           663.9  $           689.8
                                       =================  =================

Contact:
James Grant
(785) 559-5321